caring, Inc.

Financial Statements

For the years ended

december 31, 2013 and 2012

caring, inc.

CONTENTS

December 31, 2013 and 2012

Page
INDEPENDENT AUDITOR’S REPORT	1-2
Balance Sheets	3
Statements of Operations	4
Statements of Comprehensive Loss	5
Statements of Stockholders’ (Deficit) Equity	6
Statements of Cash Flows	7
Notes to Financial Statements	8-24

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Caring, Inc.

San Mateo, California

Report on the Financial Statements

We have audited the accompanying financial statements of Caring, Inc. which comprise the balance sheets as of December 31, 2013 and 2012,  and the related statements of operations, comprehensive loss, stockholders’ (deficit) equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Board of Directors

Caring, Inc.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caring, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ SingerLewak LLP

SingerLewak LLP

San Jose, California

March 26, 2014

CARING, INC.

BALANCE SHEETS

December 31, 2013 and 2012

	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$5,031,498	$2,232,432
Restricted cash	50,000	50,000
Accounts receivable, net	1,015,175	527,644
Prepaid expenses and other current assets	198,660	160,395
Total current assets	6,295,333	2,970,471

Property and equipment, net	89,028	124,735
Intangible assets, net	35,438	82,688
Goodwill	57,042	57,042
Other assets	113,295	30,497
Total assets	$6,590,136	$3,265,433

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Current portion of term debt, less discount	$-	$491,414
Accounts payable	922,513	364,635
Accrued expenses	714,750	301,383
Deferred revenue - current portion	652,849	449,688
Total current liabilities	2,290,112	1,607,120

Deferred revenue, less current portion	5,944	2,909
Term debt, less current portion and discount	7,306,601	1,480,303
Warrant liabilities	805,118	67,290
Total liabilities	10,407,775	3,157,622

Commitments (Note 14)

Stockholders' (deficit) equity
Convertible preferred stock, $0.0001 par value:
Series B; 20,280,954 and 14,681,280 shares authorized at December 31, 2013 and
2012, respectively: 17,847,721 and 14,253,750 shares issued and outstanding at
December 31, 2013 and 2012, respectively (aggregate liquidation preference of
$17,530,000 and $14,000,033 at December 31, 2013 and 2012, respectively)	1,784	1,425
Series A; 6,365,000 shares authorized: 6,299,873 shares issued and outstanding at
December 31, 2013 and 2012 (aggregate liquidation preference of $5,999,999)	630	630
Series Seed; 3,444,444 shares authorized: 3,444,444 shares issued and outstanding at
December 31, 2013 and 2012 (aggregate liquidation preference of $775,000)	344	344
Common stock, $0.0001 par value; 41,099,674 and 35,500,000 shares authorized at
December 31, 2013 and 2012, respectively: 7,715,018 and 7,506,684 shares issued
and outstanding at December 31, 2013 and 2012, respectively	771	750
Additional paid-in capital	25,046,959	21,399,172
Accumulated deficit	(28,868,127)	(21,294,510)
Total stockholders' (deficit) equity	(3,817,639)	107,811
Total liabilities and stockholders' (deficit) equity	$6,590,136	$3,265,433

The accompanying notes are an integral part of these financial statements.

CARING, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2013 and 2012

	2013	2012

Revenue	$6,927,814	$3,497,111

Operating expenses
Lead acquisition costs	4,191,828	543,472
Call center	2,792,302	110,600
Traffic acquisition costs	620,151	454,131
Website hosting and miscellaneous other costs	321,481	250,304
Sales and marketing	3,096,787	2,664,605
Technology and content	2,049,793	2,218,719
General and administrative	1,123,391	805,392
Amortization of intangible assets	47,250	47,250

Total operating expenses	14,242,983	7,094,473

Loss from operations	(7,315,169)	(3,597,362)

Other income (expense)
Interest income	1,178	6,946
Interest expense	(265,911)	(84,353)
Change in fair value of warrant liabilities	6,203	8,903
Other income, net	82	4,304

Total other income (expense)	(258,448)	(64,200)

Net loss	$(7,573,617)	$(3,661,562)

The accompanying notes are an integral part of these financial statements.

CARING, INC.

STATEMENTS OF COMPREHENSIVE LOSS

For the Years Ended December 31, 2013 and 2012

	2013	2012

Net loss	$(7,573,617)	$(3,661,562)

Other comprehensive loss
Unrealized loss on securities	-	(549)

Total comprehensive loss	$(7,573,617)	$(3,662,111)

The accompanying notes are an integral part of these financial statements

CARING, INC.

STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

For the Years Ended December 31, 2013 and 2012

							Accumulated
	Convertible				Additional		Other	Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Equity (Deficit)

Balance as of December 31, 2011	23,998,067	$2,399	7,493,184	$749	$21,301,795	$(17,632,948)	$549	$3,672,544

Stock-based compensation	-	-	-	-	92,113	-	-	92,113
Exercise of stock options by employees and consultants	-	-	13,500	1	5,264	-	-	5,265
Unrealized loss on debt securities	-	-	-	-	-	-	(549)	(549)
Net loss	-	-	-	-	-	(3,661,562)	-	(3,661,562)

Balance as of December 31, 2012	23,998,067	2,399	7,506,684	750	21,399,172	(21,294,510)	-	107,811

Stock-based compensation	-	-	-	-	132,143	-	-	132,143
Exercise of stock options by employees	-	-	175,000	18	18,482	-	-	18,500
Issuance of Series B Preferred Stock, net of issuance costs of $42,476	3,593,971	359	-	-	3,487,165	-	-	3,487,524
Issuance of common stock for services	-	-	33,334	3	9,997	-	-	10,000
Net loss	-	-	-	-	-	(7,573,617)	-	(7,573,617)

Balance as of December 31, 2013	27,592,038	$2,758	7,715,018	$771	$25,046,959	$(28,868,127)	$-	$(3,817,639)

The accompanying notes are an integral part of these financial statements

CARING, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities
Net loss	$(7,573,617)	$(3,661,562)
Adjustments to reconcile net loss to net cash
used in operating activities
Gain on disposal of property and equipment	(228)	(3,794)
Depreciation and amortization	107,550	117,783
Stock-based compensation	132,143	92,113
Change in fair value of warrant liabilities	(6,203)	(8,903)
Issuance of common stock for services	10,000	-
Non-cash interest expense	78,915	11,220
Provision for bad debts	-	(1,500)
Changes in operating assets and liabilities
Accounts receivable	(487,531)	103,813
Prepaid expenses and other current assets	(38,265)	13,035
Other assets	(82,798)	(16,997)
Accounts payable	557,878	(105,420)
Accrued expenses	413,367	(24,187)
Deferred revenue	206,196	22,983

Net cash used in operating activities	(6,682,593)	(3,461,416)

Cash flows from investing activities
Proceeds from sales and maturities of investments	-	1,000,429
Proceeds from disposal of property and equipment	228	5,705
Purchases of property and equipment	(24,593)	(8,939)

Net cash (used in) provided by investing activities	(24,365)	997,195

Cash flows from financing activities
Proceeds from term debt	11,500,000	2,000,000
Principal repayments of term debt	(5,500,000)	-
Proceeds from issuance of preferred stock, net of issuance costs	3,487,524	-
Proceeds from issuance of common stock on exercise of stock options	18,500	5,265

Net cash provided by financing activities	9,506,024	2,005,265

Net increase (decrease) in cash and cash equivalents	2,799,066	(458,956)

Cash and cash equivalents, beginning of year	2,232,432	2,691,388

Cash and cash equivalents, end of year	$5,031,498	$2,232,432

Supplemental cash flows information:
Cash paid for interest	$172,016	69,708
Non-cash investing and financing activities:
Issuance of Series B preferred stock warrants in connection with issuance of term debt	$744,031	$39,503
Issuance of common stock for services	$10,000	$-

The accompanying notes are an integral part of these financial statements

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 1 – NATURE OF OPERATIONS

Caring, Inc. (the “Company” or “Caring.com”) was incorporated in Delaware on January 25, 2007. The Company is a leading online destination (www.caring.com) for those seeking information and support as they care for aging parents and other loved ones. The Company provides thousands of original articles, helpful tools, a comprehensive local directory of caregiving services, and the collective wisdom of an involved online community. The Company’s carefully researched and expert-reviewed content includes advice from a team of more than 50 trusted leaders in geriatric medicine, law, finance, housing, and other key areas of healthcare and eldercare. The Company also operates a call center where the Company’s Family Advisors are available to speak to consumers via telephone at no charge and provide them with advice on senior living communities that are conveniently located, have the amenities they desire, are within the consumer’s price range, and are highly rated by other consumers. Caring.com is a free resource to consumers and is supported by fees paid by advertisers and senior living communities. The Company is headquartered in San Mateo, California.

NOTE 2 – LIQUIDITY

During the year ended December 31, 2013, the Company incurred  a net loss of $7,573,617 and generated negative cash flow from operations in the amount of $6,682,593.  The Company's continued existence depends upon its ability to become profitable and to obtain additional debt or equity funding.  Management anticipates the Company will achieve profitability and improve its liquidity through continued growth in revenue from its services, combined with appropriate cost controls. It is possible the Company could fail to attain required revenue growth, incur unexpected costs and expenses, fail to collect significant amounts it is owed or experience unexpected cash requirements that would force the Company to seek additional financing. If additional financing is not available, or is not available on acceptable terms, the Company would have to curtail and/or discontinue its operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s most significant estimates and judgments relate to the valuation of its common stock,  options and warrants and deferred taxes and the related valuation allowance.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original or remaining maturity from the date of purchase of three months or less to be cash equivalents. As of December 31, 2013 and 2012, cash and cash equivalents consisted of cash deposited with banks and money market funds. The recorded carrying amount of cash and cash equivalents approximates their fair value.

Restricted Cash

In compliance with a pledge and security agreement entered into on April 5, 2013 related to revolving credit transactions, the Company has designated funds as restricted to support the amount owed on the Company’s credit cards.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with a federally-insured commercial bank in the United States and exceeded federally-insured limits by $4,827,816 and $1,740,117 at December 31, 2013 and 2012, respectively. The Company maintains its deposits with high-quality financial institutions, and therefore the Company believes the risk of loss to be remote.

The Company generally does not require collateral or other security in support of accounts receivable and does not charge interest on past due balances. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts to provide for potential bad debts. Allowances are provided for individual accounts receivable when the Company becomes aware of a customer's inability to meet its financial obligations, such as in the case of bankruptcy, deterioration in the customer's operating results or change in financial position. If circumstances related to customers change, estimates of the recoverability of receivables are further adjusted. The Company also considers broader factors in evaluating the sufficiency of its allowances for doubtful accounts, including the length of time receivables are past due, macroeconomic conditions, significant one-time events and historical experience. The Company writes off bad debts against the allowance once all efforts at collection have been exhausted. As of December 31, 2013 and 2012, the Company had an allowance for doubtful accounts of $5,500 for estimated credit losses.

Revenue Concentrations and Major Customers

For the year ended December 31, 2011, the Company’s revenue was derived largely from advertising services provided to pharmaceutical companies, which can vary greatly from period to period depending on advertiser budgets, introductions of new pharmaceuticals directed towards the elderly, and regulatory issues related to such drugs already in the marketplace. In 2012 and 2013, the majority of the Company’s revenue shifted to its directory services, which tends to be a more steady and predictable revenue stream.

At December 31, 2013, 34% of revenue was related to two customers, and 32% of accounts receivable was related to two customers. At December 31, 2012, 28% of accounts receivable was related to one customer.

Major Vendors

Purchases from two vendors providing traffic and lead acquisition services represented 36%  of total vendor expenses for the year ended December 31, 2013. Accounts payable to these same vendors totaled $381,479 at December 31, 2013.

Purchases from three vendors providing traffic and lead acquisition services represented 70% of total vendor expenses for the year ended December 31, 2012.  Accounts payable to these same vendors was $198,346 at December 31, 2012.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally 24 to 60 months. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in the statements of operations.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets consist of the online directory and related intangibles resulting from the purchase of assets during 2009 from Gilbert Guide, a comprehensive online senior housing guide and homecare directory. The Gilbert Guide intangible assets are stated at cost less accumulated amortization, which is computed on the straight-line basis over a term of five years.

Goodwill

Goodwill is not amortized but is subject to impairment tests annually, or earlier if indicators of potential impairment exist, using a fair-value-based approach. The Company did not recognize any goodwill impairment charges in the years ended December 31, 2013 and 2012.

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or the fair value less costs to sell. No such impairments have been identified to date.

Revenue Recognition

The Company recognizes revenues when earned primarily from referral fees and from the sale of advertisements and directory listings. In general, revenues are recognized when persuasive evidence of an arrangement exists, the service has been delivered, the price is fixed and determinable and collection of the resulting receivable is reasonably assured.

The Company maintains an online directory of senior living providers, primarily in the categories of assisted living facilities, independent living communities, in-home care services and nursing homes. Customers may purchase online listings through fixed term contracts. Revenue from those directory listing arrangements is recognized ratably over the term of the applicable agreement.

Customers can also obtain online listings by contracting on a cost-per-acquisition basis, requiring them to pay the Company a fee only when a lead referred by the Company actually buys the services of the customer and maintains those services for a minimum length of time (typically 30 days). Revenue for such referral arrangements is recognized when (1) a “qualified” lead, as defined in the customer contract, has been provided to the customer, (2) the lead has moved into a customer facility and meets all other contractual requirements, and (3) all other revenue recognition criteria have been met. Due to the nature of the referral business, there are situations where some claimed move-ins, or critical pieces of information about some move-ins, are reported to the Company late or must be researched before they can be verified. In these cases, the Company’s policy is to recognize any associated revenue once the information has been confirmed and accepted by the customer, which is when the Company deems the referral fee to be due and payable. Retroactive adjustments to prior periods for delays in identifying move-ins are not made unless material. The Company may also owe a partial refund to a customer if a lead moves out of the customer facility within a specified short period. To date such move-out credits have not been material and no sales allowance has been recorded.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

The Company also sells advertising placements on its website and in email newsletters to customers wishing to reach caregivers. Revenue from advertising is recognized as (1) advertisements are delivered, as measured by number of ads served in terms of impressions or the number of visitor clicks or (2) as publications are distributed. Revenue from sponsorship arrangements is recognized ratably over the term of the applicable agreement.  The unrecognized revenue is recorded in deferred revenue on the balance sheet.

Internal-Use Software

The Company develops internal-use software as required to support its operations.  Costs incurred to develop internal-use software during the application development stage are capitalized and reported at cost, subject to an impairment test.  Application development stage costs generally include costs associated with software configuration, coding, installation, and testing.  Costs of significant upgrades and enhancements that result in additional functionality are also capitalized whereas costs incurred for maintenance and minor upgrades and enhancements are expensed as incurred.  Capitalized costs are amortized using the straight-line method over three years.  The Company assesses the potential impairment of capitalized internal-use software whenever events or changes in circumstances indicate that the carrying value of the internal-use software may not be recoverable.  As of December 31, 2013 and 2012, there were no capitalized internal-use software costs.

Employee Stock-based Compensation

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification Topic No. 718, Compensation – Stock Compensation (“ASC 718”). Stock-based compensation cost is measured at the grant date based on fair value of the award and is recognized as expense net of an estimated forfeiture rate over the applicable vesting period of the stock award using the straight-line method, which is generally four years. In applying the fair value accounting provisions of ASC 718, the Company uses a generally accepted option valuation model, the Black-Scholes option pricing model. This model requires specified inputs to determine the fair value of stock-based awards consisting of (i) the fair value of the Company’s common stock on the grant date, (ii) the expected volatility of the Company’s common stock over the expected option life, (iii) the risk-free interest rate, (iv) the expected dividend yield and (v) the expected option life.

Non-Employee Stock-Based Compensation

Stock-based compensation expense related to stock options granted to non-employees is recognized as the stock options are earned. The Company believes that the estimated fair value of the stock options is more readily measurable than the fair value of the services received. The fair value of stock options granted to non-employees is calculated at each grant date and re-measured at each reporting date. The stock-based compensation expense related to a grant will fluctuate as the fair value of common stock fluctuates over the period from the grant date to the vesting date.

Technology and Content

Technology and content costs are charged to operations as incurred.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement carrying amount. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development tax credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence, including past operating results, estimates of future taxable income and the feasibility of tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that is more likely than not to be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company follows the authoritative guidance regarding uncertain tax positions. This guidance requires that realization of an uncertain income tax position must be more likely than not (i.e., greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements. The guidance further prescribes the benefit to be realized assumes a review by tax authorities having all relevant information and applying current conventions. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense.

As of December 31, 2013, the federal and California income tax returns of the Company are still open and subject to examination by the Internal Revenue Service for the years 2007 through 2013.

Reclassification

Certain reclassifications were made to the 2012 financial statements to conform to the 2013 financial statement presentation. Such reclassifications had no effect on previously reported net loss or accumulated deficit.

NOTE 4 – FAIR VALUE MEASUREMENT

FASB Accounting Standards Codification Topic No. 820, Fair Value Measurements (“ASC 820”), defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements about fair-value measurements. The statement, among other things, requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. This includes applying the fair value concept to (i) nonfinancial assets and liabilities initially measured at fair value in business combinations, (ii) reporting units or nonfinancial assets and liabilities measured at fair value in conjunction with goodwill impairment testing, (iii) other nonfinancial assets and liabilities measured at fair value in conjunction with impairment assessments and (iv) asset retirement obligations initially measured at fair value.

The statement established a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring fair value. This framework defines three levels of inputs to the fair value measurement process and requires that each fair value measurement be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of inputs defined by the hierarchy are as follows:

•	Level 1 Inputs – quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.
•

Level 2 Inputs – inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a level 2 input must be observable for substantially the full term of the asset or liability.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 4 – FAIR VALUE MEASUREMENT (Continued)

•

Level 3 Inputs – unobservable inputs for the asset or liability. These unobservable inputs reflect the entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances (which might include the reporting entity’s own data).

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company’s warrant liabilities are required to be measured at fair value in the financial statements. As discussed in Note 10, the warrant liabilities were valued using the Black-Scholes model, which requires subjective inputs such as volatility, expected term, share price and dividend yield; as a result, these liabilities are a level 3 measurement in the fair value hierarchy.

The Company also has a financial liability required to be disclosed at fair value, namely the term debt. The term debt’s carrying value approximates its carrying value based upon comparable credit facilities available to the Company with similar terms and conditions.

Following are the major categories of liabilities measured at fair value on a recurring basis at December 31, 2013:

	December 31, 2013
	Level 1	Level 2	Level 3	Total

Warrant Liabilities	$-	$-	$805,118	$805,118

Following are the major categories of assets and liabilities measured at fair value on a recurring basis at December 31, 2012:

	December 31, 2012
	Level 1	Level 2	Level 3	Total

Warrant Liabilities	$-	$-	$67,290	$67,290

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2013 and 2012:

	2013	2012
Furniture and fixtures	$141,363	$141,363
Computer equipment	101,705	88,295
Leasehold improvements	47,558	42,967
Computer software	17,779	14,790
	308,405	287,415
Less accumulated depreciation	(219,377)	(162,680)
Total	$89,028	$124,735

Depreciation expense on property and equipment for the years ended December 31, 2013 and 2012 totaled $60,300 and $70,533, respectively.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 2013 and 2012:

	2013	2012
Employee-related liabilities	$570,500	$271,831
Other accrued liabilities	144,250	29,552
Total	$714,750	$301,383

NOTE 7 – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The carrying value of goodwill was $57,042 as of December 31, 2013 and 2012, respectively, and related to the 2009 acquisition of the assets of Gilbert Guide. The Company paid approximately $312,000 for Gilbert Guide, and the goodwill was recorded as the difference between the purchase price and the accounts receivable acquired of approximately $19,000 and the value determined for the Gilbert Guide intangible assets of approximately $236,000. The Company completed its annual evaluation of this goodwill and concluded that there was no impairment as of December 31, 2013 and 2012.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 7 – GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

Intangible Assets

The components of intangible assets as of December 31, 2013 and 2012 were as follows:

	December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Net Amount

Directory Assets	$236,250	$(200,812)	$35,438

	December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Amount

Directory Assets	$236,250	$(153,562)	$82,688

Amortization expense for intangible assets for each of the years ended December 31, 2013 and 2012 was $47,250.

The remaining net amount of $35,438 for the intangible assets is expected to be fully amortized in 2014.

NOTE 8 – TERM DEBT

On April 3, 2012, the Company entered into a loan and security agreement with a bank that provided for up to $2,000,000 of growth capital advances maturing on October 1, 2015. The Company was required to make interest-only payments through April 2013 and then 30 equal monthly installments of principal plus interest until the maturity date. Funds loaned under this facility were secured by the Company’s assets and a security interest in any proceeds from the sale of its copyrights.  The term debt bore interest at the greater of the prime rate (3.25% at December 31, 2012) or LIBOR rate (0.168% at December 31, 2012) plus 2.5%, plus an applicable margin of 2%. The agreement required that the Company comply with certain loan covenants as defined in the agreement. As of December 31, 2012, the Company was in compliance with the loan covenants. In March 2013, the Company repaid the entire $2,000,000.

In connection with this loan and security agreement, the lender was issued a warrant for the purchase of 50,906 shares of Series B convertible preferred stock at an exercise price of $0.9822 per share.  The warrant expires on April 3, 2022.  See Note 10, Warrants, for additional information.  The value of the warrant at issuance of $39,503 was recorded as a discount to the term debt and was being amortized over the term of the loan, until it was paid off early in 2013.  At that time, the remaining discount was expensed to interest expense.  Amortization of this discount to interest expense for 2013 and 2012 was $28,283 and $11,220, respectively.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 8 – TERM DEBT (Continued)

On March 5, 2013, the Company entered into a loan and security agreement with a bank that provided for up to $3,000,000 of growth capital advances maturing on July 1, 2016. The Company was required to make interest-only payments through December 2013, and then 30 equal monthly installments of principal plus interest until the maturity date. Funds loaned under this facility were secured by the Company’s assets and a security interest in any proceeds from the sales of its copyrights. The term debt bore interest at the prime rate plus 1.75%.  The agreement required that the Company comply with certain loan covenants as defined in the agreement. The Company drew the entire $3,000,000 and used $2,000,000 to repay its prior term debt. In September 2013, the Company borrowed an additional $500,000 under this facility, and in December 2013, the Company repaid the entire $3,500,000.

In connection with this loan facility, the lender was issued warrants for the purchase of 61,087 shares of Series B convertible preferred stock at an exercise price of $0.9822 per share. The warrants expire on March 5, 2020.  In September 2013 an additional 12,726 warrants were issued under the same terms, expiring on September 10, 2020. The value of the warrants at issuance of $42,911 was recorded as a discount to the term debt and was being amortized over the term of the agreement, until it was paid off late in 2013.  At that time, the remaining discount was expensed to interest expense.  Amortization of this discount to interest expense for 2013 was $42,911. See Note 10, Warrants, for additional information.

On December 23, 2013, the Company entered into a loan and security agreement with a lender that provides for up to $8,000,000 of advances maturing in June 2017. The Company is required to make interest-only payments through December 2014, and then 30 equal monthly installments of principal plus interest until the maturity date. Funds loaned under this facility are secured by the Company’s assets and intellectual property. The term debt bears interest at 11.75%.  The agreement requires that the Company comply with certain loan covenants as defined in the agreement. As of December 31, 2013, the Company is in compliance with the loan covenants.  The Company drew the entire $8,000,000 in December 2013 and used $3,500,000 to repay its prior term debt.

In connection with this loan and security agreement, the lender was issued warrants for the purchase of 814,498 shares of Series B convertible preferred stock at an exercise price of $0.9822 per share. The warrants expire on March 31, 2024.  The value of the warrants at issuance of $701,120 was recorded as a discount to the term debt and is being amortized over the term of the agreement.  Amortization of this discount to interest expense for 2013 was $7,721. See Note 10, Warrants, for additional information.

Following are the future principal payments under this loan and security agreement as of December 31, 2013:

Year ending December 31
2014	$-
2015	2,943,730
2016	3,278,333
2017	1,777,937
8,000,000
Less discount on debt	(693,399)
7,306,601
Less short-term portion	-
Long-term portion	$7,306,601

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 9 – STOCKHOLDERS’ EQUITY

At December 31, 2013, the authorized capital stock of the Company consisted of 71,190,072 shares, comprised of 41,099,674 shares of common stock and 30,090,398 shares of convertible preferred stock of which 3,444,444 are designated as Series Seed convertible preferred stock (Series Seed), 6,365,000 are designated as Series A convertible preferred stock (Series A) and 20,280,954 shares are designated as Series B convertible preferred stock (Series B). All classes of the Company's common stock and convertible preferred stock have a par value of $0.0001 per share.

Common Stock

In 2007, the Company issued 5,133,334 shares of common stock to its founding stockholders (Founder Stock) and certain officers of the Company. The shares of the common stock were issued pursuant to restricted stock agreements and were subject to certain restrictions including repurchase rights and transfer limitations. Under these arrangements, the Company may elect to repurchase all unvested shares when employment with the Company terminates at the original issue prices ranging from $0.01 to $0.05 per share. As of December 31, 2013, no shares of the Founder Stock were subject to repurchase.

In 2009, the Company issued 2,116,000 shares of common stock at $0.15 per share to the sellers of Gilbert Guide. The shares of the common stock were issued pursuant to restricted stock arrangements and are subject to certain restrictions including transfer limitations.

In 2013, the Company issued 33,334 shares of common stock at $0.30 per share in exchange for consulting services.

Convertible Preferred Stock

In 2007, the Company issued Series Seed and Series A shares and raised $775,000 and $5,999,999, respectively.

In 2009, the Company raised $10,000,033 through the issuance of 10,181,260 shares of Series B.

In 2010, the Company raised an additional $4,000,000 through the issuance of 4,072,490 shares of Series B.

In 2013, the Company raised an additional $3,487,524, net of issuance costs, through the issuance of 3,593,971 shares of Series B.

At December 31, 2013, convertible preferred stock consisted of the following:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Amount	Gross Proceeds

Series Seed	3,444,444	3,444,444	$775,000	$775,000
Series A	6,365,000	6,299,873	5,999,999	5,999,999
Series B	20,280,954	17,847,721	17,530,000	17,530,028
	30,090,398	27,592,038	$24,304,999	$24,305,027

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Convertible Preferred Stock (Continued)

The significant features of the Company's convertible preferred stock are as follows:

Dividend Provisions

The holders of Series Seed, Series A and Series B are entitled to receive, when and if declared by the Board of Directors, noncumulative dividends at a rate of $0.018, $0.08 and $0.08 per share, respectively, per annum, adjustable for certain events, such as stock splits and combinations. The Company has not declared any dividends to date.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of convertible preferred stock then outstanding shall be entitled to be paid, out of the available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of common stock, an amount per share equal to the original issue price for each such series of convertible preferred stock, respectively, plus all declared but unpaid dividends thereon for the Series B, Series A and Series Seed. If assets are not sufficient to permit such payment, payment will be made on a pro rata, equal priority, pari passu basis.

Conversion Rights

Each outstanding share of Series Seed, Series A and Series B is convertible into one fully paid and non-assessable share of common stock. Each share of convertible preferred stock shall automatically be converted into fully paid and non-assessable shares of common stock immediately prior to the closing of a firm commitment, underwritten public offering in which the aggregate offering price equals or exceeds $40,000,000 or exceeds $4.00 per share. Conversion may also occur upon written consent by the convertible preferred stockholders who own at least two-thirds (2/3) of the then outstanding shares of convertible preferred stock.  The conversion price is subject to adjustment for stock splits, recapitalizations, reorganizations and other equity restructuring transactions.  Additionally, the conversion price is subject to the adjustment based upon future dilutive issuances at a price less than the Series B conversion price.

Voting Rights

The holders of each share of convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such share is convertible.

NOTE 10 – WARRANTS

In December 2008, in connection with the Company entering into a loan security agreement, the Company issued a warrant to purchase 62,999 shares of Series A at an exercise price of $0.9524 per share.  The warrant expires on December 16, 2018.  The fair value of the warrant on the date of issuance and at each remeasurement date was determined using the Black-Scholes option pricing model with the following assumptions: contractual life of 5 - 10 years, volatility of 57% - 75%, risk-free interest rate of 0.95% - 3.7%, and no dividend yield.  The fair value of the warrant on the date of issuance of $47,501 was classified in the balance sheet as a liability instrument and as a result, is recorded at fair value with changes in fair value being recorded in the statement of operations under the caption “gain (loss) on change in fair value of warrant liabilities.”  During 2013, the fair value change recorded in the statement of operations was a gain of $2,268. At December 31, 2013, the warrant is outstanding.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 10 – WARRANTS (Continued)

In April 2012, in connection with the Company entering into a loan security agreement, the Company issued a warrant to purchase 50,906 shares of Series B at an exercise price of $0.9822 per share.  The fair value of the warrant on the date of issuance and at each remeasurement date was determined using the Black-Scholes option pricing model with the following assumptions: contractual life of 8.25 - 10 years, volatility of 57% - 75%, risk-free interest rate of 1.63% - 2.7%, and no dividend yield.  The fair value of the warrant on the date of issuance of $39,503 was classified in the balance sheet as a liability instrument and as a result, is recorded at fair value with changes in fair value being recorded in the statement of operations under the caption “gain (loss) on change in fair value of warrant liabilities.”  During 2013, the fair value change recorded in the statement of operations was a gain of $2,036. At December 31, 2013, the warrant is outstanding.

In March 2013, in connection with the Company entering into a loan security agreement, the Company issued a warrant to purchase 61,087 shares of Series B at an exercise price of $0.9822 per share.  The fair value of the warrant on the date of issuance and at each remeasurement date was determined using the Black-Scholes option pricing model with the following assumptions: contractual life of 6.18 - 7 years, volatility of 57% - 60%, risk-free interest rate of 1.27% - 2.17%, and no dividend yield.  The fair value of the warrant on the date of issuance of $35,492 was classified in the balance sheet as a liability instrument and as a result, is recorded at fair value with changes in fair value being recorded in the statement of operations under the caption “gain (loss) on change in fair value of warrant liabilities.”  During 2013, the fair value change recorded in the statement of operations was a gain of $2,321. At December 31, 2013, the warrant is outstanding.

In September 2013, in connection with the loan security agreement entered into in March 2013, the Company issued an additional warrant to purchase 12,726 shares of Series B at an exercise price of $0.9822 per share.  The fair value of the warrant on the date of issuance and at each remeasurement date was determined using the Black-Scholes option pricing model with the following assumptions: contractual life of 6.69 - 7 years, volatility of 57% - 58%, risk-free interest rate of 2.35% - 2.4%, and no dividend yield.  The fair value of the warrant on the date of issuance of $7,419 was classified in the balance sheet as a liability instrument and as a result, is recorded at fair value with changes in fair value being recorded in the statement of operations under the caption “gain (loss) on change in fair value of warrant liabilities.”  During 2013, the fair value change recorded in the statement of operations was a gain of $229. At December 31, 2013, the warrant is outstanding.

In December 2013, in connection with the Company entering into a loan security agreement, the Company issued warrants to purchase 814,498 shares of Series B at an exercise price of $0.9822 per share.  The fair value of the warrant on the date of issuance and at each remeasurement date was determined using the Black-Scholes option pricing model with the following assumptions: contractual life of 10.25 years, volatility of 57%, risk-free interest rate of 2.94 – 3.04%, and no dividend yield.  The fair value of the warrant on the date of issuance of $701,121 was classified in the balance sheet as a liability instrument and as a result, is recorded at fair value with changes in fair value being recorded in the statement of operations under the caption “gain (loss) on change in fair value of warrant liabilities.”  During 2013, the fair value change recorded in the statement of operations was a loss of $652. At December 31, 2013, the warrant is outstanding.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 10 – WARRANTS (Continued)

The following schedule details the Preferred Stock warrant activity for 2013:

	Shares	Fair Value

Warrants outstanding - December 31, 2012	113,905	$67,290
Warrants issued	888,311	744,031
Change in Fair Value	-	(6,203)
Warrants outstanding - December 31, 2013	1,002,216	$805,118

The following schedule details the Preferred Stock warrant activity for 2012:

	Shares	Fair Value

Warrants outstanding - December 31, 2011	62,999	$36,690
Warrants issued	50,906	39,503
Change in Fair Value	-	(8,903)
Warrants outstanding - December 31, 2012	113,905	$67,290

NOTE 11  – STOCK-BASED COMPENSATION

In March 2007, the Company's Board of Directors approved the adoption of a stock option plan (the “Option Plan”). As amended, the Option Plan permits the Company to grant up to 5,105,870 shares of the Company's common stock.

The Option Plan provides for the grant of incentive and non-statutory stock options to employees, non-employee directors and consultants of the Company. Options granted under the Option Plan generally have a contractual term of ten years from the date of the grant and vest over four years. At the discretion of the Company's Board of Directors, certain options may be exercisable immediately at the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares at their original exercise price in the event of an employee's termination prior to full vesting. All other options are exercisable only to the extent vested. At December 31, 2013, there were no shares that had been early exercised that were subject to the Company's repurchase right at the respective dates. The exercise price of incentive stock options granted under the Option Plan must be at least equal to 100% of the fair value of the Company's common stock at the date of grant, as determined by the Board of Directors. The exercise price of non-statutory options granted under the Option Plan must be at least equal to 85% of the fair value of the Company's common stock at the date of grant, as determined by the Board of Directors.

For the year ended December 31, 2013, the Company recorded stock-based compensation expense of $132,143, of which $114,694 was related to employee stock-based compensation and $17,449 was related to non-employee stock-based compensation.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 11 – STOCK-BASED COMPENSATION (Continued)

For the year ended December 31, 2012, the Company recorded stock-based compensation expense of $92,113, of which $74,197 was related to employee stock-based compensation and $17,916 was related to non-employee stock-based compensation.

Stock option activity for the years ended December 31, 2013 and 2012 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining
		Exercise Price	Contractual
	Shares	Per Share	Life (in years)
Outstanding at December 31, 2011	2,439,385	$0.33	8.0
Options granted	538,500	$0.41
Options exercised	(13,500)	$0.39
Options cancelled	(707,478)	$0.40
Outstanding at December 31, 2012	2,256,907	$0.33	7.3
Options granted	828,500	$0.43
Options exercised	(175,000)	$0.11
Options cancelled	(242,500)	$0.42
Outstanding at December 31, 2013	2,667,907	$0.37	7.2

Vested and expected to vest at December 31, 2013	2,494,819	$0.36	7.1

Exercisable at December 31, 2013	1,968,425	$0.35	6.8

The total pretax intrinsic value of options exercised during the years ended December 31, 2013 and 2012 was $81,250 and $120, respectively. The intrinsic value is the difference between the estimated fair value of the Company's common stock at the date of exercise and the exercise price for in-the-money options. Total cash received in 2013 and 2012 from options exercised was $18,500 and $5,265, respectively.  The weighted average grant date fair value of options granted during the years ended December 31, 2013 and 2012 was $0.14 and $0.11, respectively. The total fair value of shares vested during 2013 and 2012 was $102,831 and $69,514, respectively.

As of December 31, 2013, there was $70,920 of unamortized stock-based compensation costs related to unvested stock options which are expected to be recognized over a weighted average period of 1.9 years.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 11 – STOCK-BASED COMPENSATION (Continued)

The calculated value of option grants during the years ended December 31, 2013 and 2012 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	Employees	Non-Employees
	During the	During the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2013

Expected dividend yield (1)	0.00%	0.00%
Risk-free interest rate (2)	0.83% - 1.67%	2.61%
Expected volatility (3)	56.40% - 58.47%	58.66%
Expected life (in years) (4)	5.0 - 6.07	9.71

	Employees	Non-Employees
	During the	During the
	Year Ended	Year Ended
	December 31, 2012	December 31, 2012

Expected dividend yield (1)	0.00%	0.00%
Risk-free interest rate (2)	0.79% - 1.14%	1.51% - 1.53%
Expected volatility (3)	57.30% - 58.40%	58.10%
Expected life (in years) (4)	5.96 - 6.06	9.21 - 9.22

(1)The Company has no history or expectation of paying cash dividends on its common stock.

(2)The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

(3)To determine the volatility used above, the Company identified comparable public companies. For this index, the Company used the historical daily closing return valued for the expected life of the options immediately prior to each grant date and calculated the annualized historical volatility of those values.

(4)The expected life of stock options granted under the Option Plan is based on historical exercise and cancellation patterns, which the Company believes are representative of future behavior. The expected life represents the period of time that options granted are expected to be outstanding.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 12 – INCOME TAXES

The components of the net deferred tax assets are approximately as follows as of December 31, 2013 and 2012:

	2013	2012

Net operating loss carryovers	$11,310,000	$8,333,000
Accruals and reserves	45,000	238,000
Property and equipment	255,000	264,000
	11,610,000	8,835,000
Less valuation allowance	(11,610,000)	(8,835,000)
Total net deferred tax assets	$-	$-

Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $2,775,000 from 2012 to 2013. The net valuation allowance increased by approximately $1,557,000 from 2011 to 2012.  As of December 31, 2013, the Company had net operating loss (“NOL”) carryforwards for federal and state tax purposes of approximately $28,458,000 and $28,008,000, respectively. The NOL carryforwards will expire at various dates beginning in the year 2027 for federal and 2028 for state purposes, unless previously utilized.

Utilization of the NOL carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code (the “Code”), as amended, as well as similar state provisions. In general, an "ownership change" as defined by the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company's formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders' subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition. The annual limitation may result in the expiration of NOL and tax credit carryforwards before utilization.

The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company's formation due to the complexity and costs associated with such a study and the fact that there may be additional ownership changes in the future. If the Company has experienced an ownership change at any time since its formation, utilization of the NOL or tax credit carryforwards to offset future taxable income and taxes, respectively, would be subject to an annual limitation under the Code, which is determined by first multiplying the value of the Company's stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of all or a portion of the NOL carryforwards before utilization. The Company maintains a full valuation allowance for deferred tax assets due to its historical losses and uncertainties surrounding its ability to generate future taxable income to realize these assets.

CARING, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 12 – INCOME TAXES (Continued)

Due to the existence of the valuation allowance, future changes in the Company's unrecognized tax benefits and recognizable deferred tax benefits after the completion of an ownership change analysis is not expected to impact its effective tax rate.

NOTE 13 – 401(k) RETIREMENT AND PROFIT SHARING PLAN

The Company sponsors a 401(k) defined contribution plan covering eligible employees who elect to participate. The Company is allowed to make discretionary matching and profit sharing contributions as defined in the plan and as approved by the Board of Directors. The Company made discretionary matching contributions of $0 and $14,367 during the years ended December 31, 2013 and 2012. No profit sharing contributions were made for the years ended December 31, 2013 and 2012. The Company has no intention to terminate the plan.

NOTE 14 – COMMITMENTS

In October 2009, the Company entered into a non-cancelable operating lease for office space which was to expire in December 2011. In May 2011, the Company entered into a new lease agreement within the same building. The new lease was for additional office space and allowed for an early termination of the existing lease at no additional cost to the Company. The new non-cancelable operating lease commenced in September 2011 and was to expire in February 2014 but was extended in January 2012 for an additional ten months, to expire on December 31, 2014.  On March 21, 2014, the Company extended its lease an additional two years, to expire on December 31, 2016.The agreement includes escalating rent payments throughout the lease term and a security deposit of $13,500. The Company is recording rent expense on a straight-line basis, which resulted in a deferred rent liability of $4,314 and $5,402 as of December 31, 2013 and 2012, respectively.  Rent expense related to the Company’s operating leases was $161,877 and $162,356 for the years ended December 31, 2013 and 2012, respectively.

Future minimum payments required under the non-cancelable operating leases, including the March 2014 extension, are as follows:

For the Years Ending December 31
2014	$166,192
2015	193,511
2016	225,763
Total	$585,466

On September 1, 2013 the Company adopted a Retention Bonus Plan, subsequently amended on February 5, 2014, which sets a minimum bonus amount for certain key employees in the event the Company is sold. There is no guarantee that a sale will occur, but if such a sale does occur, the Plan is intended to enable participants to be rewarded for their contributions in effecting such a sale. The Plan allocates a bonus pool amounting to 10% of the consideration paid by an acquirer, excluding any debt that must be repaid but including any deferred or contingent payments. The bonus percentage for each participant is determined by the Plan administrator. Each participant’s bonus amount shall be reduced by the amount the participant receives from the sale of their common stock (including stock options). The Plan terminates after one year unless the Company has entered into a definitive agreement regarding a sale, or sooner if the Company has completed an initial public offering.